Exhibit 5.1

April 23, 2026

Rank One Computing Corporation

1290 Broadway, Suite 1200

Denver, CO 80203

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special Colorado counsel to you, Rank One Computing Corporation (the “Company”), a Colorado corporation, in connection with a registration statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of (i) 9,376,716 shares (the “2018 Plan Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), previously issued or issuable pursuant to the Company’s 2018 Equity Incentive Plan, as amended (the “2018 Plan”), and (ii) 6,724,038 shares (the “2026 Plan Shares”, and together with the 2018 Plan Shares, the “Shares”) of Common Stock, for issuance pursuant to the Company’s 2026 Equity Incentive Plan (the “2026 Plan”, and together with the 2018 Plan, the “Incentive Plans”).

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (i) the articles of incorporation of the Company, as amended to date; (ii) the bylaws of the Company, as amended to date; (iii) certain resolutions of the Company’s board of directors and stockholders; (iv) the Registration Statement; (v) the Incentive Plans; and (vi) such other corporate records, agreements, certificates, including, but not limited to, certificates or comparable documents of public officials and of officers and representatives of the Company, statutes and other instruments and documents as we considered relevant and necessary as a basis for the opinions expressed herein.

In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives. We have assumed, without inquiry, (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (iii) the legal capacity of all natural persons and the genuineness of all signatures on the Registration Statement and all documents submitted to us; and (iv) that the books and records of the Company are maintained in accordance with proper corporate procedures. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

KO Law PC Website: kofirm.com Phone: (303) 672-0100 Email: info@kofirm.com	Denver Office 745 N Sherman Street Denver, CO 80203	Boulder Office 2475 Broadway Boulder, CO 80304

In rendering the opinion set forth below, we have assumed that, at the time of the issuance of the Shares, (i) the resolutions of the board of directors of the Company related to the filing of the Registration Statement, the approval of the Incentive Plan and related matters will not have been modified or rescinded; (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or fully paid status of the Common Stock; (iii) the Company will receive consideration for the issuance of the Shares as required by the Incentive Plans and that is at least equal to the par value of the Common Stock; and (iv) the individual issuances, grants or awards under the Incentive Plans will be duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded in accordance with the requirements of the Incentive Plans.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the Plans and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.

We are opining herein solely as to the laws of the State of Colorado. We express no opinion with respect to any other laws.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ KO Law PC
KO Law PC